SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 14, 2010

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into Material Definitive Agreements

On April 14, 2010, Corgenix Medical Corporation (the “Company”), entered into an amended and restated license agreement (“Agreement”) with Eiji Matsuura, Ph.D. (“Matsuura”).  The Agreement amends and restates the license agreement between the Company and Matsuura dated September 29, 2002, which has been previously disclosed.

The Agreement extends the term of the underlying license from September 29, 2012 to September 29, 2022.

The Agreement grants the Company an exclusive license, within the world excluding Japan, to use all information in the possession of Matsuura regarding methods for the determination of oxidized lipoproteins and access to all related analytes, antibodies and antigens, including any and all improvements or future developments related to such information, to develop, manufacture, use, promote to sell, and sell any human diagnostic products.

In the Agreement, Matsuura represents and warrants his right to grant such license and agrees to indemnify the Company in the event a third party claim regarding intellectual property ownership over the information licensed to the Company.

The royalty rate remains the same as compared to the September 29, 2002 license agreement, and covers all products sold related to the Agreement.

The consulting agreement referenced in the September 29, 2002 license agreement has expired as of September 28, 2004.

ITEM 1.02             Termination of a Material Definitive Agreement

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit 10.1.  Amended and Restated License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2010	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer